As filed with the Securities and Exchange Commission on December 19, 1996

                                                Registration No.


                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                   FORM S-3 REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                         CREDIT ACCEPTANCE CORPORATION
                   (Exact name of Registrant as specified in
                                 its charter)

      Michigan                                       38-1999511
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                         25505 West Twelve Mile Road,
                                  Suite 3000
                          Southfield, Michigan  48034
                                (810) 353-2700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               Brett A. Roberts
                    25505 West Twelve Mile Road, Suite 3000
                          Southfield, Michigan 48034
                                (810) 353-2700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                   copy to:

                           Fredrick M. Miller, Esq.
                              Dykema Gossett PLLC
                            400 Renaissance Center
                              Detroit, MI  48243
                                (313) 568-6800



         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                             Proposed
                             Maximum      Proposed
                             Aggregate    Maximum
Title Of        Amount       Offering     Aggregate      Amount of
Shares To Be    To Be        Price        Offering      Registration
Registered      Registered   Per Unit*    Price*            Fee**
------------    ----------   ---------    ---------     ------------

Common Stock    200,000      $23.375      $4,675,000      $1,417
$.01 par value   shares

*  Estimated solely for purposes of computing the registration fee.

** Calculated on the basis of the average of the high and low reported sale prices of the Common Stock on the Nasdaq National Market on December 16, 1996.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED DECEMBER 19, 1996
PROSPECTUS


                         CREDIT ACCEPTANCE CORPORATION

                                200,000 SHARES

                                 COMMON STOCK


         The 200,000 shares of Common Stock of Credit Acceptance Corporation (the "Company") offered hereby are presently outstanding shares that may be sold from time to time in the market or in other transactions by certain shareholders of the Company (the "Selling Shareholders") listed under "Selling Shareholders". See "Selling Shareholders" and "Plan of Distribution". None of the proceeds of these sales will be received by the Company. This offering is not underwritten. The Company's principal executive offices are located at 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034 (telephone number: (810) 353-2700).

         The Common Stock is traded on the Nasdaq Stock Market's National Market (the "National Market"). The average of the high and low sales prices of the Common Stock on December 16, 1996 on the National Market was $23.38.

         SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         The shares of Common Stock offered hereby will be sold at market prices prevailing from time to time or otherwise at prices then obtainable. Expenses relating to this offering, estimated at approximately $10,000, will be paid by the Company.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 1996

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company.

         This Prospectus is a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information included in such Registration Statement. The Registration Statement may be inspected by anyone at the office of the Commission without charge, and copies of all or any part of it may be obtained upon payment of the Commission's charge for copying. For further information about the Company and its securities, reference is hereby made to such Registration Statement, and to the exhibits and financial schedules filed as part thereof or otherwise incorporated herein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (and the amendments thereto) filed by the Company (File No. 000-20202) with the Commission are hereby incorporated by reference and made a part hereof:

         (a) The description of the Company's Common Stock included in the Registration Statement on Form S-1 (No. 33-46722) (incorporated by reference into the Company's Exchange Act Registration Statement on Form 8-A, dated April 28, 1992);

         (b)     Annual Report on Form 10-K for the year ended December 31,
                 1995; and

         (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         To the extent the foregoing documents are incorporated by reference herein, copies may be obtained without charge (other than for exhibits to such documents) upon written request directed to the Company's principal executive office, located at 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034 (telephone number: (810) 353-2700), to the attention of the Chief Financial Officer.

                                  THE COMPANY

         Credit Acceptance Corporation is a specialized financial services company which provides funding, receivables management, collection, sales training and related products and services to automobile dealers (the "Dealers") located in the United States, the United Kingdom, Canada and Ireland. The Company assists Dealers with the sale of used vehicles by providing an indirect source of financing for buyers with limited access to traditional sources of consumer credit (the "Non-prime Consumers"). The Company also provides Dealers with enhancements to the Company's program which provide the Non-prime Consumer with the opportunity to purchase point-of-sale dual interest collateral protection insurance, credit life and disability insurance and vehicle service contracts (the "Ancillary Products"). To a significantly lesser extent, the Company assists Dealers in financing their inventories and businesses by providing floor plan financing and secured working capital loans.

                                 RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS.

COMPETITION AND MARKET CONDITIONS

         The automobile finance market for Non-prime Consumers (the "Non-prime Market") is very fragmented and highly competitive. The Company believes there are numerous non-traditional consumer finance companies serving this market. Furthermore, during the past few years, a number of competitors have completed initial public offerings of common stock in order to fund expansion and support increased purchases of installment contracts (the "Contracts"). Historically, traditional financing sources (commercial banks, savings and loans, credit unions, captive finance companies and other consumer lenders), many of which have significantly greater resources than the Company and may be able to offer more attractive terms to Dealers, have not consistently served this market. To the extent that traditional and non-traditional lenders significantly expand their activities in the Non-Prime Market, the Company's ability to implement its growth strategy may be adversely affected.

         The Company's business is also affected by certain demographic, economic and industry trends. The Company believes recent trends favor increased growth in the portion of the auto finance industry which serves Non-prime Consumers. There can be no assurance that these trends will continue, which could have a material adverse effect on the Company's business.

REGULATION AND LITIGATION

         The Company's business is subject to various state, federal and foreign laws and regulations which require licensing and qualification, limit interest rates, fees and other charges associated with Contracts assigned to the Company, require specified disclosures by automobile dealers to consumers, govern the sale and terms of the Ancillary Products and define the Company's rights to repossess and sell collateral. Failure to comply with, or an adverse change in, these laws or regulations could have a material adverse effect on the Company by, among other things, limiting the states or countries in which the Company may operate, restricting the

Company's ability to realize the value of the collateral securing the Contracts or could result in potential liability related to Contracts accepted from Dealers. In addition, governmental regulations which would deplete the supply of used vehicles, such as environmental protection regulations governing emissions or fuel consumption, could have a material adverse effect on the Company. The Company is not aware of any such legislation currently pending.

         The sale of insurance products by Dealers is also subject to state laws and regulations. As the Company does not deal directly with Non-prime Consumers in the sale of insurance products, it does not believe that its business is significantly affected by such laws and regulations. Nevertheless, there can be no assurance that insurance regulatory authorities in the jurisdictions in which Ancillary Products are offered by Dealers will not seek to regulate the Company or restrict the operation of the Company's business in such jurisdictions. Any such action could materially adversely affect the income received from the Ancillary Products. The Company's reinsurance subsidiary is licensed, and is subject to regulation, in the state of Arizona, and its insurance agency subsidiaries are licensed in the states of Michigan, Illinois, Indiana and Ohio.

         Due to the consumer-oriented nature of the industry in which the Company operates, industry participants frequently are named as defendants in litigation involving alleged violations of state, federal and foreign truth in lending, credit availability, credit reporting, consumer protection, warranty, debt collection, insurance and other consumer-oriented laws and regulations, if applicable. Many of these cases are filed as purported class actions and seek damages in large dollar amounts. Although the Company has been, and is currently, involved in litigation of this type, the Company's experience has been that such claims are often brought as counterclaims in response to efforts by the Company to collect delinquent accounts and have not been financially significant. Direct claims by consumers against the Company have been infrequent and, as of the date of this Prospectus, no class actions have been certified against the Company.

         There can be no assurance that the frequency of litigation will not increase as the Company's business activities continue to expand. The Company believes that the structure of its Dealer program and the Ancillary Products, including the terms and conditions of its servicing agreement with Dealers, may mitigate its risk of loss in any such litigation.

CONTROL BY PRINCIPAL SHAREHOLDER

         Donald A. Foss, the Company's Chairman and Chief Executive Officer, beneficially owns approximately 52.2% of the Common Stock. As such, Mr. Foss is in a position to control the management and policies of the Company; including, but not limited to, electing or removing its Board of Directors, changing the core business of the Company, causing the Company to engage in transactions with Mr. Foss or companies affiliated with him, causing or restricting the sale of the Company and controlling the Company's dividend policy.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

                             PLAN OF DISTRIBUTION

         The Selling Shareholders have advised the Company that they may from time to time offer and sell the shares of Common Stock offered hereby on the National Market or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. The Company will not receive any of the proceeds of the sales. The Company will bear the costs of the offering, including those incurred by the Selling Shareholders, except that the Selling Shareholders will pay all applicable broker-dealer fees and charges.

                             SELLING SHAREHOLDERS

         There are 200,000 shares of Common Stock (less than 1% of the outstanding Common Stock) being offered by this Prospectus.

                                                        Number of
                                                       Shares Owned
                          Number         Number        Assuming All
                         of Shares      of Shares      Shares Offer-
Selling Shareholder       Owned         Registered     red Are Sold
-------------------     ----------      ----------     ------------

Dana Webster             139,979         139,979            -0-
Mark Sutherland           60,021          60,021            -0-

         Each of the Selling Shareholders received their shares pursuant to the terms of the Agreement and Plan of Reorganization, dated as of December 11, 1996, pursuant to which the Company acquired all of the outstanding capital stock of Montana Investment Group, Inc. Mr. Webster is employed as the President and Chief Executive Officer, and a member of the Board of Directors of, Montana Investment Group, Inc. which is now, as the result of such acquisition, a wholly-owned subsidiary of the Company.

                                 LEGAL MATTERS

         The validity under Michigan law of the authorization and issuance of the shares offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan.

                                    EXPERTS

         The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995 incorporated by reference in the Company's Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent accountants, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated amounts of expenses, all of which will be borne by the Company in connection with the distribution of the Common Stock offered hereby:

         Securities and Exchange Commission Registration Fee ....$ 1,417
         Accounting Fees and Expenses ...........................  4,000
         Legal Fees and Expenses ................................  4,000
         Miscellaneous Expenses .................................    583

         Total Expenses .........................................$10,000

         All amounts in the table above are estimated, other than the Securities and Exchange Commission Registration Fee.

Item 15.  Indemnification of Directors and Officers

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

         The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of a unlawful dividend, stock purchase or redemption;
(iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

         Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreements) against all losses, claims damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

Item 16.  Exhibits

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings

         1. Except to the extent that the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference into this registration statement, the undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 and
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         2. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         3. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on the 19th day of December, 1996.

                                              CREDIT ACCEPTANCE CORPORATION


                                          By: /S/ Richard E. Beckman
                                          ---------------------------------
                                              Richard E. Beckman, President


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald A. Foss and Richard E.
Beckman, and each of them, jointly and severally his attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any amendments to the Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 19, 1996.

           Signature


/S/ Donald A. Foss
----------------------------------
Donald A. Foss
Chairman, Chief Executive Officer
 and Director (Principal Executive
 Officer)

/S/ Brett A. Roberts
-----------------------------------
Brett A. Roberts
Chief Financial Officer and Treasurer
 (Principal Financial Officer)


/S/ John P. Cavanaugh
----------------------------------
John P. Cavanaugh
Controller
 (Principal Accounting Officer)

/S/ Richard E. Beckman
----------------------------------
Richard E. Beckman
Director



/S/ Harry E. Craig
----------------------------------
Harry E. Craig
Director

/S/ Thomas A. FitzSimmons
----------------------------------
Thomas A. FitzSimmons
Director


/S/ David T. Harrison
----------------------------------
David T. Harrison
Director

/S/ Sam M. LaFata
----------------------------------
Sam M. LaFata
Director




                                 EXHIBIT INDEX


Exhibit No.      Description of Exhibits

 5.1     Opinion of Dykema Gossett PLLC

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Dykema Gossett PLLC (included in
         Exhibit 5.1).

4.1      Power of Attorney (included on signature page)